SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: January 27, 2004
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

           Delaware                  0-23788                 32-3284403
(State or other jurisdiction    (Commission File    (IRS Employer Identification
      of incorporation)               No.)                       No.)

                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

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ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS

     On January 27, 2004, Xechem International, Inc. (the "Company") completed its acquisition of Ceptor Corporation ("Ceptor") pursuant to the Agreement and Plan of Merger which the Company, Ceptor and certain related parties previously signed on December 23, 2003. Ceptor is research drug company focusing on neuromuscular diseases, which includes therapeutics for muscular dystrophy, multiple sclerosis, ALS and epilepsy.

     The form of the transaction was a reverse triangular merger in which a newly created, wholly owned subsidiary of the Company merged with and into Ceptor, with Ceptor being the surviving and continuing corporation. The Company issued to the Ceptor shareholders 6,000 shares of Class C Series 7 Convertible Preferred Stock of the Company in exchange for their Ceptor stock. Each share of Preferred Stock is convertible into 5,000 shares of common stock. This conversion rate will be adjusted in the event of a reorganization, consolidation, merger, sale of assets or similar corporate occurrences.

     The Company also agreed to award additional shares of its common stock to former Ceptor shareholders contingent upon the occurrence of one of the following with respect to a development drug that is substantially derived from Ceptor's patents, technology and compounds: (i) a filing of a Phase II Application within 36 months of the closing of the transaction; (ii) a filing of a Phase III Application within 60 months of the closing date of the transaction; or (iii) a new drug application filing is made with 72 months of the closing of the transaction. Only one such award will be paid per developmental drug even if such developmental drug satisfies one or more of the conditions in (i) through
(iii) above. Each contingent award is worth $1,000,000, payable in shares of common stock of the Company, valued at the lower of (i) $0.20 and (ii) the average closing price per share of common stock as reported on the OTC bulletin board (or such other market on which the Company's common stock is then listed) for the 25 trading days immediately preceding the date of an award event, subject to adjustment in the event of a stock split, recapitalization, stock dividend, distribution or reclassification.

     The consideration for this transaction was determined at arms-length between the Company and Ceptor and includes a premium over the net book value of the assets acquired based upon the Company's own assessment of the market value of Ceptor's assets and the benefits of combining Ceptor with the Company.

     The Company granted piggyback registration rights to the shareholders of Ceptor pursuant to separate agreements.

     A copy of the merger agreement, certificate of designations for the Preferred Stock and registration rights agreement are filed as exhibits to this Form 8-K and are incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

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     Financial  statements  of the business  acquired will be filed by amendment not later than 60 days from the due date of this filing.

     (b)  Exhibits

     Exhibit 10.1 - Merger Agreement By and Among Xechem International, Inc., Ceptor Acquisition, Inc., Ceptor Corporation dated as of December 23, 2003.

     Exhibit 10.2 - Certificate of Designations for Class C Series 7 Convertible Preferred Stock of Xechem International, Inc.

     Exhibit  10.3  -  Registration   Rights   Agreement  by  and  among  Xechem
International, Inc. and certain shareholders of Ceptor Corporation dated as of January 27, 2004.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2004

                                      XECHEM INTERNATIONAL, INC.

                                      By: /s/ William Pursley
                                         --------------------
                                      Its: President and Chief Operating Officer

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